EXHIBIT 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF CASSIDY VENTURES INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Cassidy Ventures Inc. for the quarter ended December 31, 2011, the undersigned, Linda Lamb, Secretary and Treasurer of Cassidy Ventures Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
the information contained in such Quarterly Report on Form 10-Q for the quarter ended December 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Cassidy Ventures Inc.

Date:  February 8, 2012

/s/ Linda Lamb
Linda Lamb
Secretary and Treasurer (principal accounting officer and principal financial officer)